As filed with the Securities and Exchange Commission on June 10, 2010

Registration No. 333-167423

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM S-3

(Amendment No. 1)

 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

China XD Plastics Company Limited
(Exact name of registrant as specified in its charter)
Nevada	04-3836208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

________________

No. 9 Dalian North Road, Haping Road Centralized Industrial Park,
Harbin Development Zone, Heilongjiang Province, PRC 150060
Tel. No: (86) 451-8434-6600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________

Kim Sharpe
ISL, Inc.
10 Bodie Drive
Carson City, NV  89706
(880) 346-4646

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Telephone: (212) 407-4000
Facsimile: (212) 407-4990

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This amendment is being filed to include the form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any, filed as Exhibits 4.6 and the form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any, filed as Exhibits 4.7.

Item 16. Exhibits

Exhibit Number	Description of Document
1.1*	Form of underwriting agreement with respect to common stock, preferred stock, warrants or debt securities.
4.1	Specimen Stock Certificate (1)
4.2	Form of Series A Warrant to Purchase Common Stock (2)
4.3	Form of Series B Warrant to Purchase Common Stock (2)
4.4 *	Form of specimen certificate for preferred stock of registrant, if any.
4.5 *	Certificate of designation for preferred stock, if any.
4.6 **	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.
4.7 **	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.
4.8 *	Form of debt securities, if any.
4.9 *	Form of warrant agreement and warrant certificate, if any.
4.10 *	Form of unit agreement and unit certificate, if any.
5.1 †	Opinion of Lionel Sawyer & Collins as to the legality of certain securities being registered.
5.2 †	Opinion of Loeb & Loeb LLP, as to legality of certain securities being registered.
23.1 †	Consent of Moore Stephens Hong Kong, an independent registered public accounting firm.
23.2 †	Consent of Bagell Josephs Levine & Company, LLC, an independent registered public accounting firm.
23.3 †	Consent of Lionel Sawyer & Collins, with respect to certain securities being registered (included in Exhibit 5.1).
24.1 †	Power of Attorney (included on signature pages to the registration statement).
25.1 ***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture.

*	To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act, as amended, and incorporated by reference herein.

**	Filed herewith.

***	To the extent applicable, to be filed under Form 305B2.

†	Previously filed

(1)	Filed as an exhibit to the Company’s registration statement on Form SB-2, as filed with the Securities and Exchange Commission on May 12, 2006.

(2)	Filed as an exhibit to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on November 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Centralized Industrial Park, Harbin Development Zone, Heilongjiang, People’s Republic of China, on the 10th day of June, 2010.

CHINA XD PLASTICS COMPANY LIMITED

By:	/s/ Jie Han
Name: Jie Han
Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jie Han	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 10, 2010
Jie Han

*	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 10, 2010
Taylor Zhang

*	Chief Operating Officer and Director	June 10, 2010
Qingwei Ma

*	Chief Technology Officer	June 10, 2010
Junjie Ma

*	Independent Director	June 10, 2010
Cosimo J. Patti

*	Independent Director	June 10, 2010
Lawrence W. Leighton

*	Independent Director	June 10, 2010
Linyuan Zhai

*	Independent Director	June 10, 2010
Yong Jin

* /s/ Taylor Zhang
Taylor Zhang
Attorney-in-Fact